UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

March 29, 2013

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000
Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2013, PetroQuest Energy, Inc., a Delaware corporation (the “Company”) and PetroQuest Energy, L.L.C. (the “Borrower”) entered into the Fifth Amendment to Credit Agreement (the “Fifth Amendment”), which amends the Credit Agreement dated as of October 2, 2008, as amended by that certain First Amendment to Credit Agreement dated as of March 24, 2009, that certain Second Amendment to Credit Agreement dated as of September 30, 2009, that certain Third Amendment to Credit Agreement dated as of August 5, 2010, and that certain Fourth Amendment to Credit Agreement dated as of October 3, 2011 (collectively, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, N.A., IBERIABANK and Whitney Bank (collectively, the “Lenders”).

The Fifth Amendment (i) increases the Borrowing Base (as defined in the Credit Agreement), from $130 million to $150 million; and (ii) permits the Eagle Ford Sale (as defined in the Fifth Amendment), and provides that the Eagle Ford Sale and the Eagle Ford Assets (as defined in the Fifth Amendment) be disregarding for purposes of determining whether an automatic reduction in the Borrowing Base is required pursuant to the Credit Agreement, subject to certain conditions, including that the Eagle Ford Sale be consummated on or prior to September 30, 2013.

The aggregate commitments of the Lenders are currently $100 million and can be increased to up to $300 million by either adding new lenders or increasing the commitments of the Lenders, subject to certain conditions. The Borrowing Base is based upon the valuation as of January 1 and July 1 of each year of the reserves attributable to the Company’s and its subsidiaries’ oil and gas properties and other credit factors deemed relevant by the Lenders. The Lenders and the Borrower agreed that the aforementioned increase in the Borrowing Base constituted the Scheduled Redetermination (as defined in the Credit Agreement), of the Borrowing Base scheduled for on or about March 31, 2013.

The foregoing description of the Fifth Amendment is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Fifth Amendment is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

The Company recently initiated the following natural gas hedging transactions:

Gas Production Period	Instrument Type	Daily Volumes	Price
April 2013 - December 2013	Swap	5,000 MMbtu	$4.05
April 2013 - December 2013	Swap	5,000 MMbtu	$3.74

After executing the above transactions, the Company has approximately 84,000 barrels of oil and 13.1 Bcf of gas hedged for 2013. Based on the mid-point of 2013 production guidance, the Company estimates it has hedged 49% of its 2013 estimated gas production at an average price of $3.57/Mcf. In addition, the Company has approximately 3.7 Bcf of gas hedged for 2014.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Fifth Amendment to Credit Agreement dated as of March 29, 2013, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, N.A., IBERIABANK and Whitney Bank.

[Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2013

PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement Executive Vice President, Chief Financial Officer and Treasurer